Exhibit 23.2

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR

LEAF ASSET MANAGEMENT, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 18, 2006, accompanying the financial statements of LEAF Asset Management, LLC as contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the captain “Experts”.

/s/ GRANT THORNTON LLP

Philadelpia, Pennsylvania
September 29, 2006